Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-3
(Form Type)

Issuer:
T-Mobile USA, Inc.

Guarantors:
T-Mobile US, Inc.
Sprint LLC
Sprint Capital Corporation
Sprint Communications LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share, of T-Mobile US, Inc.	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Equity	Preferred Stock, par value $0.00001 per share, of T-Mobile US, Inc.	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Debt	Guarantees of Debt Securities(2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Depositary Shares	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Rights	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Other	Units	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts					$ —		$ —
	Total Fees Previously Paid							$ —
	Total Fee Offsets							$ —
	Net Fee Due							$ —

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

(2)
T-Mobile US, Inc. or the registrants listed on the Table of Additional Registrants may guarantee the obligations of such debt securities of T-Mobile USA, Inc. The guarantees will not be traded separately. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.